Exhibit 99.1
News Release
news release

FOR IMMEDIATE RELEASE	NOVEMBER 7, 2011

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
SYKES ENTERPRISES, INCORPORATED REPORTS
THIRD-QUARTER 2011 FINANCIAL RESULTS
—In-line revenues and EMEA profitability drive above-expectations earnings per share performance
—Strong cash position at $204.8 million and no debt
—$45.9 million in cash flow from operating activities — highest in Company’s history
— $37.2 million of capital returned to shareholders through a repurchase of 2.5 million shares
—Raising full year 2011 earnings per share business outlook
TAMPA, FL — November 7, 2011 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its third-quarter 2011 financial results for the three-months ended September 30, 2011.
Third Quarter 2011 Financial Highlights
•	Third quarter 2011 revenues of $302.5 million increased $8.0 million, or 2.7%, from $294.5 million in the comparable quarter last year; on a constant currency basis, third quarter 2011 revenues decreased 0.6% comparably as strong demand within the financial services vertical in primarily the Americas region was slightly more-than-offset by a combination of certain previously discussed end-of-life client programs, muted demand within the healthcare vertical and lower-than-expected demand within the communications vertical due partly to delays in new product launches

•	Third quarter 2011 operating margin was 7.1% versus 4.5% in the same period last year; on an adjusted basis, a non-GAAP measure (see section titled “Non-GAAP Financial Measure” for an explanation and see Exhibit 4 for reconciliation), third quarter 2011 operating margin was 8.1%, up from 7.9% in the same period last year, with the increase due principally to third quarter proceeds from an insurance claim settlement related to Typhoon Ondoy in the Philippines in September 2009 and a business tax refund in China, which combined represented 0.3% of revenues

•	Third quarter 2011 diluted earnings per share from continuing operations were $0.40 versus $0.30 in the comparable quarter last year, with the year-ago diluted earnings per share impacted largely by higher ICT acquisition integration related charges and impairment of long-lived assets

•	On an adjusted basis, third quarter 2011 diluted earnings per share were $0.44 versus $0.43 in the same period last year as the prior-year period had a lower effective tax rate

•	Relative to the Company’s August 2011 business outlook range of $0.27 to $0.29, the higher-than-expected third quarter 2011 adjusted diluted earnings per share was due to improved operating efficiencies, as well as lower variable incentive compensation and other expenses, some of which were timing related (representing earnings per share contribution of $0.10), a lower tax rate ($0.03), the aforementioned proceeds from the insurance settlement and the China tax refund (approximately $0.02) and a lower share count (approximately $0.01)
Americas Region
Revenues generated from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 0.1% to $241.5 million, or 79.8% of total revenues, for the third quarter of 2011 compared to $241.4 million, or 82.0% of total revenues, in the prior year’s third quarter. On a constant currency basis, third quarter 2011 Americas revenues decreased 2.1% comparably as strong demand within the financial services vertical was more-than-offset by a combination of certain previously discussed end-of-life client programs, muted demand within the healthcare vertical and lower-than-expected demand within the communications vertical, due partly to delays in new product launches.
During the quarter, revenues generated from services provided offshore were up slightly to 49% from 48% in the same period last year.
Sequentially, revenues generated from the Americas region decreased 2.4% to $241.5 million in the third quarter of 2011 compared to $247.5 million, or 79.9% of total revenues, in the second quarter of 2011. On a constant currency basis, third quarter 2011 Americas revenues decreased 2.5% sequentially due to the aforementioned factors.
The Americas income from operations for the third quarter of 2011 increased 22.2% to $31.0 million, with an operating margin of 12.8% versus 10.5% in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation), and while including the proceeds from the insurance settlement and the China tax refund (0.4% of revenues on a combined basis), the Americas operating margin declined slightly to 14.1% from 14.2% in the comparable quarter last year due largely to unfavorable foreign exchange rate movements.
Sequentially, the Americas income from operations for the third quarter of 2011 decreased 1.4% to $31.0 million, with an operating margin of 12.8% versus 12.7% in the second quarter of 2011. On an adjusted basis, (see Exhibit 6), and while including the proceeds from the insurance settlement and the China tax refund, the Americas operating margin was up 170 basis points to 14.1% from 12.4%. The increase was due to better expense leverage associated with lower variable incentive compensation expenses, improved operating efficiencies and lower costs related to facilities rationalization, coupled with some favorable foreign exchange rate movements.
EMEA Region
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 15.0% to $61.0 million, representing 20.2% of total revenues for the third quarter of 2011, compared to $53.1 million, or 18.0% of total revenues, in the prior year’s third quarter. On a constant currency basis, EMEA revenues increased 6.5% due to growth primarily from existing clients within the communications, financial services and technology verticals.
Sequentially, revenues from the Company’s EMEA region decreased 2.1% to $61.0 million for the third quarter of 2011 compared to $62.4 million, or 20.1% of SYKES’ total revenues in the second quarter of 2011. On a constant currency basis, EMEA revenues increased 0.2% sequentially, driven principally by the aforementioned factors.
The EMEA region’s income from operations for the third quarter of 2011 was $1.3 million, or 2.2% of EMEA revenues, versus an operating loss of $2.5 million, or 4.8% of revenues, in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation), the operating margin was 2.2% versus a negative 4.1% in the same period last year, driven largely by higher costs last year related to demand migration to near-shore geographies including Cluj, Romania, Cairo, Egypt and Berlin, Germany, and the corresponding termination and duplicative costs.
Sequentially, the EMEA region’s income from operations for the third quarter of 2011 was $1.3 million, or 2.2% of EMEA revenues versus an operating loss of $3.4 million, or 5.4% of revenues, in the second quarter of 2011. On an adjusted basis (see Exhibit 6), the EMEA operating margin was 2.2% versus a negative 4.9% due partially to improved operating efficiencies related to improvements in aligning costs with demand levels.
Corporate G&A Expenses
Corporate costs increased to $10.8 million, or 3.6% of revenues, in the third quarter of 2011, compared to $9.4 million, or 3.2% of revenues, in the comparable quarter last year, with the increase due to higher compensation expenses, and legal and professional services fees. On an adjusted basis (see Exhibit 4 for reconciliation), corporate costs increased to $10.8 million, or 3.6% of revenues, from $9.0 million, or 3.1% of revenues, in the comparable period last year due to above-mentioned factors.
Sequentially, corporate costs decreased to $10.8 million, or 3.6% of revenues, in the third quarter of 2011, from $12.9 million, or 4.1% of revenues, in the second quarter of 2011. Second quarter 2011 corporate costs included a $1.2 million charitable contribution and $1.0 million in professional services fees incurred in consideration of a potential corporate development opportunity, which the Company did not pursue. On an adjusted basis (see Exhibit 6), corporate costs increased slightly to $10.8 million, or 3.6% of revenues, from $10.7 million, or 3.4% of revenues, in the second quarter of 2011, due largely to seminar and travel expenses.
Interest & Other Expense and Taxes
Interest and other expense for the third quarter of 2011 totaled approximately $0.4 million compared to interest and other expense of $1.6 million for the same period in the prior year. The decrease in interest and other expense was due principally to lower interest expense related to the term loan associated with the ICT acquisition paid off in 2010.
The Company’s effective tax rate from continuing operations was 14.1% for the third quarter 2011 versus a 19.2% tax benefit in the same period last year and below the estimated 22% provided in the Company’s August 2011 business outlook. The third quarter 2011 tax rate versus third quarter 2010 tax benefit variance was due to tax benefits recognized in the 2010 comparable period as a result of the ICT legal entity reorganization. The decrease in the tax rate compared to the estimate provided in the August 2011 business outlook was due primarily to a net release of a valuation allowance.
On an adjusted basis, third quarter 2011 tax rate was 16.0% compared to 7.1% in the same period last year and below the estimated 23% provided in the Company’s August 2011 business outlook. The increase in the tax rate compared to the same period last year was due mainly to a shift in the geographic mix of earnings to higher tax rate jurisdictions. The decrease in the tax rate compared to the estimate provided in the August business outlook was due to the aforementioned factor.
Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2011 remained strong with cash and cash equivalents of $204.8 million. Approximately 84.0%, or $172.0 million, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. At September 30, 2011, the Company had $75 million of undrawn borrowing capacity available under its revolving credit facility. Cash flow from operating activities in the third quarter 2011 was up 54% to $45.9 million from $29.8 million in the same period last year. During the quarter, the Company acquired 2.5 million shares with an average price of $14.88 per share, five-hundred thousand of which were under the “2002 Share Repurchase Program” of three million shares authorized August 2002 and two million were under the new five million share repurchase plan authorized August 2011. The Company has completed its “2002 Share Repurchase Program” and has three million shares remaining under the new five million share repurchase plan, which has no expiration date.
Business Outlook
The assumptions driving the business outlook for the fourth quarter and full-year 2011 are as follows:
•	The demand environment continues to remain mixed overall, reflecting on-going macro-economic uncertainty in both the Americas and EMEA regions. Areas of healthy underlying demand continue to be in the financial services vertical and, to a limited extent, in the communications vertical, helped largely by the launch of new products. The healthcare vertical is expected to experience a seasonal lift in the fourth quarter due to onset of the cold and flu season. More than offsetting those positives, however, is muted demand in the technology vertical. In addition, the technology vertical continues to face headwinds from end-of-life client programs, stemming from issues that are largely client specific in nature, ranging from shifts in customer care strategies to weak end-market demand for certain products. Separately, the travel vertical is traditionally seasonally softer in the fourth quarter relative to the third quarter. Furthermore, there are fewer working days in the Americas and EMEA regions relative to the third quarter due to holidays. Finally, fourth quarter revenue range reflects approximately a $7 million anticipated negative impact from unfavorable exchange rates relative to the third quarter;

•	With the end-of-life client programs, the Company expects to incur employee termination costs, which are expected to weigh on margins in the fourth quarter, particularly in the EMEA region. In addition, given the anticipated seasonal demand uplift associated with a portion of the travel vertical in the first quarter of 2012, the Company is expected to begin ramping agents in the fourth quarter, which is also expected to weigh on fourth quarter margins, particularly in the Americas region;

•	The Company’s revenues and adjusted earnings per share assumptions for the fourth quarter and full year are based on foreign exchange rates as of October 2011. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the fourth quarter and full-year;

•	The Company plans to add approximately 200 seats in the fourth quarter on a gross basis, on top of the 200 seats added on a gross basis in the third quarter. A total of approximately 1,600 seats have been added through the end of the third quarter on a gross basis. The 200 seat increase is anticipated largely in the Latin America region. Total seat count on a net basis, however, is expected to be down by approximately 600 seats in 2011, due to the Company’s capacity rationalization efforts;

•	The Company anticipates interest and other expense of approximately $0.5 million for the fourth quarter and $3.0 million for the full year 2011. The aforementioned amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

•	Relative to the third quarter, the Company anticipates a higher effective tax rate for the fourth-quarter due to lower-than-expected pre-tax income and a shift in the geographic mix of earnings to higher tax rate jurisdictions. But for full-year 2011, the Company now anticipates a lower effective tax rate due to the first and third quarter discrete adjustments related to a favorable resolution of a tax audit and a net release of a valuation allowance, respectively.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2011:
•	Revenues in the range of $285.0 million to $290.0 million

•	Tax rate of approximately 23%; on an adjusted basis, a tax rate of approximately 24%

•	Fully diluted share count of approximately 44.0 million

•	*Diluted earnings per share of approximately $0.21 to $0.24

•	Adjusted diluted earnings per share in the range of $0.26 to $0.29

•	Capital expenditures in the range of $8.0 million to $10.0 million
For the twelve months ended December 31, 2011, the Company anticipates the following financial results:
•	Revenues in the range of $1,208.0 million to $1,213.0 million

•	Tax rate of approximately 15%; on an adjusted basis, a tax rate of approximately 17%

•	Fully diluted share count of approximately 45.7 million

•	*Diluted earnings per share of approximately $1.15 to $1.18

•	Adjusted diluted earnings per share in the range of $1.34 to $1.37

•	Capital expenditures in the range of $30.0 million to $32.0 million
*See “Business Outlook Reconciliation” (Exhibit 9) for Fourth Quarter and Full-Year 2011 earnings per share.
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 8, 2011, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
Non-GAAP Financial Measure
Adjusted earnings per diluted share and adjusted operating margins are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain items. The term “adjusted basis”, as referenced throughout the press release, includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, coupled with items one-time in nature. Also excluded in the adjusted amounts for the second quarter 2011 financial results are a charitable contribution, gain on sale of a customer contact management facility and professional services fees related to a corporate development opportunity. Adjusted earnings per diluted share and adjusted operating margins, however, are supplemental measures of performance that are not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP). Refer to the tables in the release for a detailed reconciliation.

About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICTG acquisition not being realized, or not being realized within the anticipated time period, (xxvii) risks related to the integration of the businesses of SYKES and ICTG and (xxviii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and

SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 1

	Three Months
	September 30,	September 30,
	2011	2010
Revenues	$302,544	$294,455
Direct salaries and related costs	(197,482)	(190,813)
General and administrative	(83,520)	(86,821)
Net gain on disposal of property and equipment	7	21
Impairment of long-lived assets & goodwill and intangibles	(38)	(3,465)

Income from continuing operations	21,511	13,377
Total other (expense), net	(428)	(1,588)

Income from continuing operations before income taxes	21,083	11,789
Income taxes	(2,969)	2,267

Income from continuing operations, net of taxes	18,114	14,056
Loss from discontinued operations, net of taxes	—	(410)

Net Income	$18,114	$13,646

Net income (loss) per share:
Basic:
Continuing operations	$0.40	$0.30
Discontinued operations	—	(0.01)

Net income per share	$0.40	$0.29

Diluted:
Continuing operations	$0.40	$0.30
Discontinued operations	—	(0.01)

Net income per share	$0.40	$0.29

Weighted average shares:
Basic	45,557	46,468

Diluted	45,653	46,559

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 2

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Revenues	$922,614	$849,572
Direct salaries and related costs	(609,471)	(551,156)
General and administrative	(263,817)	(276,861)
Net gain (loss) on disposal of property and equipment	3,450	(16)
Impairment of long-lived assets & goodwill and intangibles	(764)	(3,465)

Income from continuing operations	52,012	18,074
Total other (expense), net	(2,523)	(9,973)

Income from continuing operations before income taxes	49,489	8,101
Income taxes	(6,225)	1,768

Income from continuing operations, net of taxes	43,264	9,869
Loss from discontinued operations, net of taxes	—	(3,190)

Net income	$43,264	$6,679

Net income (loss) per share:
Basic:
Continuing operations	$0.94	$0.22
Discontinued operations	—	(0.07)

Net income per share	$0.94	$0.15

Diluted:
Continuing operations	$0.94	$0.21
Discontinued operations	—	(0.06)

Net income per share	$0.94	$0.15

Weighted average shares:
Basic	46,106	45,889

Diluted	46,202	45,989

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 3

	Three Months
	September 30,	September 30,
	2011	2010
Revenues:
Americas	$241,481	$241,353
EMEA	61,063	53,102

Total	$302,544	$294,455

Operating Income (loss):
Americas	$30,988	$28,786
EMEA	1,322	(2,547)
Corporate G&A expenses	(10,761)	(9,397)
Impairment of long-lived assets & goodwill and intangibles	(38)	(3,465)

Income from continuing operations	21,511	13,377

Total other income (expense), net	(428)	(1,588)
Income taxes	(2,969)	2,267

Income from continuing operations, net of taxes	$18,114	$14,056

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Revenues:
Americas	$735,558	$683,571
EMEA	187,056	166,001

Total	$922,614	$849,572

Operating Income:
Americas	$90,117	$81,843
EMEA	(1,547)	(7,161)
Corporate G&A expenses	(35,794)	(53,143)
Impairment of long-lived assets & goodwill and intangibles	(764)	(3,465)

Income from continuing operations	52,012	18,074

Total other income (expense), net	(2,523)	(9,973)
Income taxes	(6,225)	1,768

Net income (loss)	$43,264	$9,869

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 4

			Three Months Ended
			September 30, 2011
		Acquisition related Costs
			ICT
		ICT	Depreciation and
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues	$302,544					$302,544
Direct salaries and related costs	(197,482)					(197,482)
General and administrative	(83,520)		$2,987			(80,533)
Net gain on disposal of property and equipment	7					7
Impairment of long-lived assets	(38)			38		0

Income from continuing operations	21,511		2,987	38	0	24,536
Other (expense), net	(428)					(428)

Income from continuing operations before taxes	21,083		2,987	38	0	24,108
Income taxes	(2,969)		(865)	(11)	0	(3,845)

Income from continuing operations, net of taxes	$18,114		$2,122	$27	$—	$20,263

Income from continuing operations, net of taxes per basic share	$0.40		$0.05	$0.00	$—	$0.44
Shares outstanding, basic	45,557		45,557	45,557	45,557	45,557

Income from continuing operations, net of taxes per diluted share	$0.40		$0.05	$0.00	$—	$0.44
Shares outstanding, diluted	45,653		45,653	45,653	45,653	45,653

		Acquisition related Costs
			ICT
		ICT	Depreciation and
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues:
Americas	$241,481					$241,481
EMEA	61,063					61,063

Total	$302,544		$—	$—		$302,544

Operating Income:
Americas	$30,988		$2,987			$33,975
EMEA	1,322					1,322
Corporate G&A expenses	(10,761)					(10,761)
Impairment of long-lived assets	(38)			38		—

Income from continuing operations	21,511		2,987	38	0	24,536

Other (expense), net	(428)					(428)
Income taxes	(2,969)		(865)	(11)	0	(3,845)

Income from continuing operations, net of taxes	$18,114		$2,122	$27	$—	$20,263

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 5

			Nine Months Ended
			September 30, 2011
		Acquisition related Costs
			ICT
		ICT	Depreciation and
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues	$922,614					$922,614
Direct salaries and related costs	(609,471)					(609,471)
General and administrative	(263,817)	$126	$9,039	$1,571	$1,200	(251,881)
Net gain (loss) on disposal of property and equipment	3,450				(3,714)	(264)
Impairment of long-lived assets	(764)			764		—

Income from continuing operations	52,012	126	9,039	2,335	(2,514)	60,998
Other (expense), net	(2,523)					(2,523)

Income from continuing operations before taxes	49,489	126	9,039	2,335	(2,514)	58,475
Income taxes	(6,225)	(31)	(2,513)	(647)	880	(8,536)

Income from continuing operations, net of taxes	$43,264	$95	$6,526	$1,688	$(1,634)	$49,939

Income from continuing operations, net of taxes per basic share	$0.94	$—	$0.14	$0.04	$(0.04)	$1.08
Shares outstanding, basic	46,106	46,106	46,106	46,106	46,106	46,106

Income from continuing operations, net of taxes per diluted share	$0.94	$—	$0.14	$0.04	$(0.04)	$1.08
Shares outstanding, diluted	46,202	46,202	46,202	46,202	46,202	46,202

		Acquisition related Costs
			ICT
		ICT	Depreciation and
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues:
Americas	$735,559					$735,559
EMEA	187,055					187,055

Total	$922,614	$—	$—	$—		$922,614

Operating Income:
Americas	$90,117		$9,039	$262	$(3,714)	$95,704
EMEA	(1,547)			331		(1,216)
Corporate G&A expenses	(35,794)	$126		978	1,200	(33,490)
Impairment of long-lived assets	(764)			764		—

Income from continuing operations	52,012	126	9,039	2,335	(2,514)	60,998

Other (expense), net	(2,523)					(2,523)
Income taxes	(6,225)	(31)	(2,513)	(647)	880	(8,536)

Income from continuing operations, net of taxes	$43,264	$95	$6,526	$1,688	$(1,634)	$49,939

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 6

	Three Months Ended
	Adjusted	Adjusted
	September 30,	June 30,
	2011	2011
Revenues	$302,544	$309,914
Direct salaries and related costs	(197,482)	(208,301)
General and administrative	(80,526)	(84,658)

Income from continuing operations	24,536	16,955
Total other (expense), net	(428)	(483)

Income from continuing operations before taxes	24,108	16,472
Income taxes	(3,845)	(3,099)

Income from continuing operations, net of taxes	$20,263	$13,373

Income from continuing operations, net of taxes per basic share	$0.44	$0.29
Shares outstanding, basic	45,557	46,241

Income from continuing operations, net of taxes per diluted share	$0.44	$0.29
Shares outstanding, diluted	45,653	46,293

	Three Months Ended
	Adjusted	Adjusted
	September 30,	June 30,
	2011	2011
Revenues:
Americas	$241,481	$247,543
EMEA	61,063	62,371

Total	$302,544	$309,914

Operating Income:
Americas	$33,975	$30,686
EMEA	1,322	(3,057)
Corporate G&A expenses	(10,761)	(10,674)

Income from continuing operations	24,536	16,955

Total other (expense), net	(428)	(483)
Income taxes	(3,845)	(3,099)

Income from continuing operations, net of taxes	$20,263	$13,373

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)
Exhibit 7

	September 30,	December 31,
	2011	2010
Assets:
Current assets	$486,916	$472,288
Property and equipment, net	95,599	113,703
Goodwill & Intangibles, net	166,138	175,055
Other noncurrent assets	32,239	33,554

Total assets	$780,892	$794,600

Liabilities & Shareholders’ Equity:
Current liabilities	$158,289	$158,730
Noncurrent liabilities	47,020	52,675
Shareholders’ equity	575,583	583,195

Total liabilities and shareholders’ equity	$780,892	$794,600

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2011	Q3 2010
Geographic Mix (% of Total Revenues):

Americas (1)	79.8%	82.0%
Europe, Middle East & Africa (EMEA)	20.2%	18.0%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2011	Q3 2010
Vertical Industry Mix (% of Total Revenues):

Communications	32%	33%
Financial Services	28%	26%
Technology / Consumer	19%	20%
Transportation & Leisure	7%	7%
Healthcare	6%	6%
Other	8%	8%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)
Exhibit 8

	Three Months Ended
	September 30,	September 30,
	2011	2010
Cash Flow From Operating Activities:
Net income	$18,115	$13,647
Depreciation and amortization	13,364	15,221
Changes in assets and liabilities and other	14,372	969

Net cash provided by operating activities	$45,851	$29,837

Capital expenditures	$8,421	$8,031
Cash interest paid	$266	$463
Cash taxes paid	$6,143	$3,704

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Cash Flow From Operating Activities:
Net income (loss)	$43,264	$6,679
Depreciation and amortization	41,630	43,236
Changes in assets and liabilities and other	(4,995)	(9,758)

Net cash provided by operating activities	$79,899	$40,157

Capital expenditures	$21,788	$21,501
Cash interest paid	$787	$2,431
Cash taxes paid	$18,233	$16,811

Sykes Enterprises, Incorporated
Business Outlook Reconciliation*
Exhibit 9
Business Outlook

Fourth Quarter
2011
Adjusted Diluted Earnings Per Share	$0.26 - $0.29
Severance & Consulting Engagement Costs
Merger and Integration Costs, including Impairment
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.05)

Diluted Earnings Per Share	$0.21 - $0.24
Business Outlook

Full Year
2011
Adjusted Diluted Earnings Per Share	$1.34 - $1.37
Severance & Consulting Engagement Costs
Merger and Integration Costs	($0.04)
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.19)
Other	$0.04

Diluted Earnings Per Share	$1.15 - $1.18